EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 5, 1999 included in the Annual Report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1998; and our report dated February 5, 1999 included in the Current Report on Form 8-K for NIPSCO Industries, Inc. dated February 8, 1999 and to all references to our Firm included in this Registration Statement.



                       /s/      Arthur Andersen LLP
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                            ARTHUR ANDERSEN LLP


   Chicago, Illinois
   April 15, 1999